Exhibit 99.(a)(1)(C)

Notice of Guaranteed Delivery

CELL GENESYS, INC.

Offer to Exchange

Each $1,000 Principal Amount of Outstanding

3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”)

CUSIP Nos. 150921AA2 and 150921AB0

for

Shares of Common Stock Plus

a Cash Payment Plus Accrued and Unpaid Interest on the Existing Notes Plus

3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes”)

This form or one substantially equivalent hereto must be used by registered holders of outstanding 3.125% Convertible Senior Notes due November 1, 2011 (the “Existing Notes”) of Cell Genesys, Inc., a Delaware corporation (the “Company”), who wish to tender their Existing Notes (the “Exchange Offer”) in exchange for (i) 205.8824 shares of the Company’s common stock, par value $0.001 per share (“common stock”), plus (ii) a cash payment of $500.00 plus accrued and unpaid interest on such $1,000 principal amount of Existing Notes to, but excluding, the settlement date of the Exchange Offer, plus (iii) $310.00 principal amount of 3.125% Convertible Senior Notes due May 1, 2013 (the “New Notes,” and together with consideration referenced in clauses (i) and (ii), the “Exchange Consideration”), for each $1,000 principal amount of the outstanding Existing Notes pursuant to the Offer to Exchange, dated May 22, 2009 (the “Offer to Exchange”) and Letter of Transmittal (the “Letter of Transmittal”) (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to 5:00 P.M., New York City time, on Monday, June 22, 2009. The Exchange Consideration will be in full satisfaction of the principal amount of, and any accrued and unpaid interest to, but excluding, the settlement date of the Exchange Offer on, the Existing Notes so tendered and accepted. The Company will not issue fractional shares of common stock in the exchange for the Existing Notes. Instead, the Company will pay you an amount of cash equal to any such fraction multiplied by the closing sale price of the Company’s common stock on the trading day immediately preceding the settlement date of the Exchange Offer, rounded down to the nearest whole cent. In addition, the New Notes will be issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. The Company will not issue New Notes in a denomination that is not an integral multiple of $1,000. To the extent you would otherwise be entitled to receive a principal amount of New Notes that is not an integral multiple of $1,000, the principal amount of New Notes that you will actually receive will be rounded down to nearest $1,000 and you will receive a cash payment equal to the difference between the rounded and unrounded principal amounts, rounded down to nearest whole cent, in lieu of such difference. The Exchange Consideration will be subject to any required withholding of taxes, and no interest will be paid thereon. The Exchange Offer is being extended to all holders of the Existing Notes.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering Existing Notes—Guaranteed Delivery” in the Offer to Exchange.

The Exchange Agent is:

U.S. Bank National Association

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

U.S. Bank National Association	U.S. Bank National Association	U.S. Bank National Association
60 Livingston Avenue	60 Livingston Avenue	60 Livingston Avenue
St. Paul, MN 55107	St. Paul, MN 55107	1st Floor Bond Drop Window
St. Paul, MN 55107

ATTN: Specialized Finance	ATTN: Specialized Finance	ATTN: Corporate Trust Services—Specialized Finance
(if by mail, registered or certified recommended)

By Facsimile:	To Confirm by Telephone:

(657) 495-8158	(800) 934-6802
ATTN: Bondholder Communications	ATTN: Bondholder Communications

For Information:

(800) 934-6802

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

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Ladies and Gentlemen:

The undersigned hereby tenders to the Company the principal amount of the Existing Notes indicated below, upon the terms and subject to the conditions contained in the Offer to Exchange and the Letter of Transmittal, receipt of which is hereby acknowledged.

The Company urges all holders of the Existing Notes to read the Offer to Exchange.

The undersigned agrees that tenders of the Existing Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date as provided in the Offer to Exchange. All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF EXISTING NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it appears on the Existing Notes Name of Tendering Holder (Please print)	Certificate Number(s) for Existing Notes Tendered	Principal Amount of Existing Notes Tendered*
CUSIP No. 150921AA2:

CUSIP No. 150921AB0:

* Completion of this Notice of Guaranteed Delivery before the Expiration Date will constitute the tender of all Existing Notes delivered.

PLEASE SIGN HERE

X			, 2009
X			, 2009
X			, 2009
	Signature(s) of Owner	Date

The above must be signed by the holder(s) of the Existing Notes as their name(s) appear(s) on certificates for the Existing Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement, with such authorizing documents to be transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s)

Capacity:

Address:

☐ The Depository Trust Company

    (Check if Existing Notes will be tendered by book-entry transfer)

Account Number

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:

(Authorized Signature)

Name:
(Please Type or Print)

Title:

Address:

(Zip Code)

Area Code and Telephone No.:

NOTE:

DO NOT SEND THE EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.